SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BACKWEB TECHNOLOGIES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 13, 2004

Dear Fellow Shareholder:

      You are cordially invited to attend the 2004 Annual General Meeting of Shareholders of BackWeb Technologies Ltd., on Tuesday, August 10, 2004, beginning at 4:00 p.m., local time, at the Company’s principal executive offices located at 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092, Israel. All shareholders of record on July 2, 2004 are invited to attend the Annual General Meeting.

      The Notice of Annual General Meeting of Shareholders, Proxy Statement and Proxy Card from the Board of Directors are enclosed.

      Please vote on each of the matters listed in the enclosed Notice of Annual General Meeting of Shareholders. Your Board of Directors recommends a vote “FOR” each of the proposals listed in the Notice. Please refer to the Proxy Statement for detailed information on each of the proposals.

      The vote of every shareholder is important. Regardless of whether you plan to attend the meeting, please vote by signing and returning the enclosed Proxy Card as soon as possible in the envelope provided.

      On behalf of the Board of Directors of BackWeb Technologies Ltd. and its management team, I would like to thank you for your continued interest in BackWeb and look forward to seeing you at the meeting.

Sincerely,

Erez Lorber
Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE
ELECTION OF DIRECTORS (OTHER THAN OUTSIDE DIRECTORS)
PROPOSAL TWO
ELECTION OF OUTSIDE DIRECTOR
COMPENSATION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
PROPOSAL THREE
RATIFICATION AND APPROVAL OF COMPENSATION FOR CHIEF EXECUTIVE OFFICER
PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS
OTHER PROPOSED ACTION

BACKWEB TECHNOLOGIES LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held August 10, 2004

TO THE SHAREHOLDERS OF BACKWEB TECHNOLOGIES LTD.:

      The 2004 Annual General Meeting of Shareholders of BackWeb Technologies Ltd. (the “Company”) will be held on August 10, 2004, at 4:00 p.m., local time, at the Company’s principal executive offices located at 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092, Israel for the following purposes:

1.	To elect one Class I director to serve for a term of two years, expiring upon the 2006 Annual General Meeting of Shareholders, or until his successor is elected, and two Class II directors to serve for a term of three years, expiring upon the 2007 Annual General Meeting of Shareholders, or until their successors are elected;

2.	To elect one director to serve as an Outside Director under Israel’s Companies Law for a term of three years;

3.	To approve the compensation of the Chief Executive Officer of the Company for the 2004 fiscal year;

4.	To ratify the appointment of Grant Thornton as the Company’s independent auditor for the fiscal year ending December 31, 2004; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on July 2, 2004, are entitled to attend and vote at the meeting. Shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Please note, however, that if your shares are held of record by a broker, bank, or other nominee, and you wish to vote at the meeting, you must obtain from that broker, bank, or other nominee a proxy card issued in your name. If you send in your proxy card and then decide to attend the meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

FOR THE BOARD OF DIRECTORS,

Eli Barkat,
Chairman of the Board of Directors

Rosh Ha’ayin, Israel

July 13, 2004

IMPORTANT: Whether or not you plan to attend the Meeting, you are requested to complete and promptly return the enclosed proxy card in the envelope provided.

BACKWEB TECHNOLOGIES LTD.

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BackWeb Technologies Ltd., an Israeli company (the “Company” or “BackWeb”), for use at the Annual General Meeting of the Company’s Shareholders (the “Annual General Meeting”), to be held on Tuesday, August 10, 2004, at 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092, Israel, commencing at 4:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders.

      The Notice of Annual General Meeting of Shareholders, this Proxy Statement and the accompanying Proxy Card, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, are first being mailed on or about July 13, 2004 to shareholders entitled to vote at the Annual General Meeting.

Record Date and Shares Outstanding

      The Board has set July 2, 2004 (the “Record Date”) as the record date for the Annual General Meeting. Only holders of record of the Company’s Ordinary Shares, par value NIS 0.03 per share (“Ordinary Shares”), at the close of business on that date are entitled to vote at and attend the Annual General Meeting. Shareholders who hold Ordinary Shares as of the Record Date through a bank, broker or other nominee that is a shareholder of record of the Company or that appears in the participant listing of a security depository are also entitled to notice of, and to vote at, the Annual General Meeting. Each Ordinary Share is entitled to one vote. We had 40,710,414 Ordinary Shares outstanding as of the Record Date.

Solicitation and Voting

      The Company will bear the cost of soliciting proxies for the Annual General Meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding Ordinary Shares in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such Ordinary Shares, and the Company may also reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and employees, may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or employees for such services.

      Each shareholder is entitled to one vote for each Ordinary Share held by such person on all matters presented at the meeting. The required quorum for the transaction of business at the Annual General Meeting is two or more members present in person or by proxy and holding, in the aggregate, more than fifty percent of the Company’s Ordinary Shares issued and outstanding on the Record Date. Under Israeli law, broker non-votes, which occur when a shareholder does not give a proxy to his or her broker with instructions as to how to vote his or her shares, and abstentions will be disregarded and will have no effect on whether the requisite vote is obtained.

      Proxies properly executed, duly returned to and received by the Company prior to the Annual General Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are given on the proxies, such proxies will be voted “FOR” each of the proposals contained in the proxies. In the case of the election of directors to the Board, proxies that give no instructions as to how they should be voted will be counted as voted “FOR” the election to the Board of each of the nominees presented by the Board.

Revocability of Proxies

      Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by delivering to the Secretary of the Company, prior to the Annual General Meeting, at the above address of the Company, a written notice of revocation or a duly executed proxy bearing a later date. A shareholder of record at the close of business on the Record Date may also revoke his or her proxy by voting in person if present at the Annual General Meeting. Attendance at the Annual General Meeting will not, by itself, revoke a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS (OTHER THAN OUTSIDE DIRECTORS)

      In accordance with the Company’s Articles of Association the Company’s shareholders last fixed the maximum number of directors at six. The Company currently has five directors (including the Company’s Outside Directors) and is seeking to fill the vacancy in its Board at this Annual General Meeting.

      Our Articles of Association provide for a classified Board, with directors being divided into Class I, Class II and Class III. In addition, Israel’s Companies Law requires us to have at least two Outside Directors who are not members of any class of directors. The election of the Outside Directors is addressed in Proposal Two, “Election of Outside Director” in this Proxy Statement.

      There is currently no Class I director. Mr. Joseph Gleberman served as a Class I director until his term expired at the Annual General Meeting of Shareholders in July 2003. Shareholders are being asked to elect Mr. Uday Bellary to serve as a Class I director for a term of two years, expiring upon the 2006 Annual General Meeting of Shareholders, or until his successor is elected.

      Messrs. Charles Federman and William Larson serve as Class II directors and their terms will expire at this Annual General Meeting. Mr. Larson will retire at the expiration of his term. Shareholders are being asked to reelect Mr. Federman as a Class II director, and to elect the Company’s Chief Executive Officer, Mr. Erez Lorber, as a Class II director to replace Mr. Larson, each to serve for a term of three years, expiring upon the 2007 Annual General Meeting of Shareholders, or until his successor is elected.

      Mr. Eli Barkat serves as a Class III director. His term will expire at the Annual General Meeting of Shareholders to be held in 2005.

      Biographical information concerning Mr. Bellary, the nominee for election as a Class I director, Messrs. Federman and Lorber, the nominees for election as Class II directors, and Mr. Barkat is set forth below.

Nominee for Election to the Board as a Class I Director to Serve for a Two-Year Term Until the Annual General Meeting of Shareholders to Be Held in 2006

Uday Bellary

      UDAY BELLARY, age 49, is the Executive Vice President and CFO of VL, Inc., a provider of “Voice over IP” technology and services and has held this position since September 2003. From February 2000 through September 2003, Mr. Bellary served as Senior Vice President, Finance & Administration and Chief Financial Officer of Metro Optix, Inc., a provider of optical networking equipment that was acquired in September 2003 by Xtera Communications. From September 1997 to October 1999, he served as Vice President of Finance and Chief Financial Officer of MMC Networks, Inc., a publicly traded manufacturer of data networking processors that was acquired in October 2000 by Applied Micro Circuits Corporation. Between February 1997 and September 1997, Mr. Bellary was the Vice President, Finance & Administration and Chief Financial Officer of DTM Corporation, a manufacturer of computer-driven laser systems for industrial prototyping. Previously, he held various positions at Cirrus Logic, Inc., a semiconductor company, most recently as Director of Finance, and prior to that he served in various roles in the international finance, accounting and audit departments of Intel Corporation, a semiconductor company. Mr. Bellary also serves on the board of directors of Versant Corporation and several private company boards. Mr. Bellary holds a Bachelor of Science degree in Finance, Accounting and Economics from Karnatak University, India and a DMA degree in Finance Management and Managerial Accounting from the University of Bombay, India. He is a Certified Public Accountant in the U.S. and a Chartered Accountant in India.

Nominees for Election to the Board as Class II Directors to Serve for a Three-Year Term Until the Annual General Meeting of Shareholders to Be Held in 2007

Charles Federman

      CHARLES FEDERMAN, age 47, has served as a director of BackWeb since November 1996. Since January 1998, Mr. Federman has served as Managing Director of BRM Technologies Ltd., a technology venture firm. From 1983 to January 1998, Mr. Federman held various positions at Broadview Associates LLC, a financial advisory company, most recently serving as Chairman. Mr. Federman holds a Bachelor of Science degree from the Wharton School of the University of Pennsylvania.

Erez Lorber

      EREZ LORBER, age 39, became the Company’s Chief Executive Officer as of January 1, 2004. Prior to that, he served as the Company’s Vice President, Worldwide Sales and Business Development from October 2002 through December 2003. From May 2000 to September 2002, he served as the Company’s Vice President, Business Development. Prior to joining BackWeb, from December 1998 to May 2002, Mr. Lorber was CEO and President of HERMES Softlab USA, Inc., a U.S.-based subsidiary of HERMES Softlab d.d., a system management, storage and telecommunications company. From January 1997 to December 1998, Mr. Lorber served as Managing Director of Deloitte Touche Information Technology Israel Ltd., a systems consultant and integrator. From 1991 to December 1996, Mr. Lorber served as Chairman and Managing Director for Madei Taas Industrial Controls Ltd., an Israeli-based industrial controls firm, which he founded and owns and where he continues to serve as Chairman. In addition, Mr. Lorber served in the Israel Defense Forces where he attained the rank of captain. Mr. Lorber holds a Bachelor of Arts degree from Temple University and a Master of Business Administration degree from Tel Aviv University.

Vote Required

      The affirmative vote of the holders of a majority of the Ordinary Shares present at the Annual General Meeting, in person or by proxy, entitled to vote and voting thereon at the Annual General Meeting is required for the election of the Class I and Class II directors.

      THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

Class III Director Continuing in Office Until the Annual General Meeting of Shareholders to Be Held in 2005

Eli Barkat

      ELI BARKAT, age 40, has served as our Chairman of the Board since 1996. He also served as our Chief Executive Officer from 1996 through December 2003. From 1988 to February 1996, Mr. Barkat served as a Managing Director and Vice President of Business Development of BRM Technologies Ltd., a technology venture firm. Prior to 1988, Mr. Barkat held various positions with the Aurec Group, a communications media and information company, and Daizix Technologies, a computer assisted design applications company. In addition, Mr. Barkat served as a paratrooper in the Israel Defense Forces where he attained the rank of lieutenant. Mr. Barkat holds a Bachelor of Science degree in computer science and mathematics from the Hebrew University of Jerusalem.

PROPOSAL TWO

ELECTION OF OUTSIDE DIRECTOR

      Israel’s Companies Law requires us to have at least two Outside Directors who are elected for a three-year term of office. Outside Directors are not members of any class of directors. Mr. Gil Shwed and Ms. Isabel Maxwell were elected by the shareholders to serve as Outside Directors under Israel’s Companies Law. Mr. Shwed will retire as a BackWeb Outside Director at this Annual General Meeting. The shareholders are being asked to elect Mr. Makleff to serve as an Outside Director under Israel’s Companies Law for a three-year term. Ms. Maxwell’s current term will expire in 2005.

      Biographical information concerning Mr. Makleff, the nominee for election as an Outside Director, and Ms. Maxwell is set forth below.

Nominee for Election to the Board as an Outside Director to Serve for a Three-Year Term

Amir Makleff

      AMIR MAKLEFF, age 56, is co-founder of BridgeWave Communications, a provider of gigabit wireless products and high frequency Micro-Electro-Mechanical Systems (MEMS) technology, and has served as its President and Chief Executive Officer since January 1999. From November 1995 to November 1998, Mr. Makleff served as Chief Operating Officer and Senior Vice President of Engineering of Netro Corporation, a fixed wireless networking infrastructure provider. From 1990 to 1995 Mr. Makleff served as General Manager and Vice President, Engineering of the Access Division of Telco System, a Telecom equipment supplier. Prior to that Mr. Makleff held senior engineering and marketing positions at Nortel, Amdhal, and Telestream Corporation, of which he was co-founder. Mr. Makleff served for 8 years in various senior research and development roles in the Israeli Ministry of Defense. Mr. Makleff holds a Bachelor of Science and a Master of Science degree from the Technion — Israel Institute of Technology.

Vote Required

      The shareholder approval of Mr. Makleff as an Outside Director must be by the vote of holders of a majority of the voting power represented at the Annual General Meeting, in person or by proxy, and voting on his election. In addition, the shareholders’ approval must include at least one-third of the shareholders (other than the Company’s controlling shareholders) who are present, in person or by proxy, and voting at the Annual General Meeting or, alternatively, the total shareholdings of the shareholders (other than the Company’s controlling shareholders) who vote against this proposal must not represent more than one percent of the voting rights in the Company.

      THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF THE NOMINEE NAMED ABOVE.

Director Serving as Outside Director under the Israeli Companies Law for a Term Expiring in 2005

Isabel Maxwell

      ISABEL MAXWELL, age 53, has been a director of BackWeb since February 2002. Since January 2004, Ms. Maxwell has served as Vice President of Strategy at Celltick Technologies, Ltd., a private Israeli company, providing mobile interactive broadcast products and services. From September 2003 to January 2004, Ms. Maxwell served as Chief Executive Officer at iCognito, Ltd., a private Israeli-American company focused on developing Internet content filtering systems. From March 2001 until September 2003, Ms. Maxwell served as a consultant to Apax Partners, a private equity investment firm. From February 1997 to March 2001, Ms. Maxwell served as President of Commtouch Software Inc., a global provider of outsourced integrated email and messaging solutions. From August 1996 to October 1996, Ms. Maxwell was an Executive Vice President of Excite, Inc. Ms. Maxwell was a co-founder, and from March 1993 to August 1996, served as the Senior Vice President of Corporate Affairs and International Relations, of The McKinley Group Inc., an Internet directory and search engine company. Ms. Maxwell holds Honor Moderations in Jurisprudence and a Bachelor of Arts and Master of Arts in History and Modern Languages from Oxford University.

Relationship Among Directors or Executive Officers

      There are no family relationships between any director or executive officer and any other director or executive officer.

COMPENSATION OF DIRECTORS

      Only non-employee directors are compensated for serving as members of the Board. Prior to July 2003, no directors were eligible to receive cash compensation for the services they provide as directors, although all directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

      At the 2003 Annual General Meeting of Shareholders, shareholders approved a cash compensation package for non-employee directors. The approved plan for cash compensation will only be effective upon the appointment of a new non-employee Class I director. Accordingly, no payments were due to non-employee directors during 2003. Under the approved compensation policy, upon the appointment of a new Class I director approved by shareholders, as is contemplated at this Annual General Meeting, non-employee directors will receive cash remuneration consisting of $1,000 per fiscal quarter, plus $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended. In addition, the Chair of the Audit Committee will receive an additional $500 per Audit Committee meeting. Meeting fees for Board meetings require in person or videoconference attendance, with one telephone meeting exception allowed for each year. Committee meeting attendance may be in person, by videoconference, or by telephone.

      In addition, under the policy approved by the shareholders, non-employee directors are eligible for non-discretionary grants of stock options under the Company’s option plans. Non-employee directors receive a non-discretionary option grant of 50,000 Ordinary Shares upon their initial election or appointment to the Board and annual option grants of 15,000 Ordinary Shares at each Annual General Meeting of Shareholders thereafter during their term of service. Annual option grants are not made in cases where a director’s initial term is shorter than six months at the time of the Annual General Meeting. The non-discretionary grants vest over a period of four years, with one-quarter of the Ordinary Shares subject to the option becoming vested and exercisable after one year and monthly thereafter over the remaining period of thirty-six months, subject to continued service as a director of the Company. The grant date of the initial option grant is the date that the non-employee director is initially elected or appointed to the Board. The grant date of the annual option grant is the date of the Annual General Meeting. The exercise price for these non-discretionary grants is the closing sale price of the Company’s Ordinary Shares on The Nasdaq SmallCap Market the day before the grant date.

BOARD MEETINGS AND COMMITTEES

      The Board held a total of six meetings (including regularly scheduled and special meetings) during fiscal 2003. With the exception of William Larson, each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and any meetings of committees of the Board on which he or she served.

      The Board has a standing Audit Committee and Compensation Committee. The Board does not currently have a formal nominating committee or a governance committee. The functions customarily performed by nominating and governance committees are performed by the independent members of the Board who make recommendations to the full Board regarding candidates for nomination and the size and composition of the Board. The independent members of the Board monitor the mix of skills, experience and background of the Board to ensure it maintains the necessary composition to effectively perform its oversight functions. The independent members of the Board will from time to time solicit and receive recommendations for candidates from members of the Board, senior level executives, individuals personally known to the members of the Board, and third party search firms as appropriate. In order to be considered for membership on the Board, a candidate should possess, at a minimum, the following qualifications:

•	high personal and professional ethics and integrity;

•	commitment to representing the long-term interests of shareholders;

•	objectivity, practical and mature judgment; and

•	willingness to understand the business of the Company and to devote adequate time to carry out his or her duties.

      The independent members of the Board believe that their processes effectively serve the functions of nominating and governance committees, and do not believe there is a need for a separate, formal nominating or governance committee. Although there is no formal policy regarding shareholder nominees, the independent members of the Board believe that shareholder nominees should be viewed in substantially the same manner as other nominees. The consideration of any candidate for director will be based on the independent members of the Board’s assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. Shareholders wishing to propose nominees for consideration for the Board should submit the candidate’s name and qualifications to our Corporate Secretary prior to the deadlines set forth under “Deadline for Future Proposals of Shareholders” in this Proxy Statement.

      Prior to July 2003, the Audit Committee consisted of Messrs. Gleberman and Shwed and Ms. Maxwell. Subsequent to our Annual General Meeting of Shareholders in July 2003, Mr. Larson joined the Audit Committee replacing Mr. Gleberman. As described in more detail in the Report of the Audit Committee in this Proxy Statement, the Audit Committee is responsible for assisting the Board of Directors in its oversight of our accounting and financial reporting processes, the audits of our financial statements, and our system of internal controls. The Audit Committee held six meetings (including regularly scheduled and special meetings) in fiscal 2003. If Mr. Bellary is elected to our Board at the Annual General Meeting, he will become a member of the Audit Committee and will serve as its chair. The Board of Directors has determined that Mr. Bellary is an “audit committee financial expert,” as defined under Item 401(h) of Regulation S-K. All members of the Audit Committee are independent as defined under the rules of The Nasdaq Stock Market and as required under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

      The Compensation Committee currently consists of Messrs. Larson and Federman. As described in more detail in the Report of the Compensation Committee in this Proxy Statement, the Compensation Committee reviews and approves all forms of compensation to be provided to the Company’s executive officers, consults with management regarding compensation and benefits for non-executive officers and other employees, and oversees our compensation and benefits policies generally. The Compensation Committee held two meetings (including regularly scheduled and special meetings) in fiscal 2003. Messrs. Larson and Federman are each “independent directors” as defined under the rules of The Nasdaq Stock Market, “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

Communication with the Board

      Shareholders may send communications to the Board of Directors by writing to them at BackWeb Technologies Ltd., Attention: Chief Financial Officer, 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092. All shareholder communications will be reviewed by the Chief Financial Officer and forwarded to the Board if appropriate. Our Chief Financial Officer reserves the right to not forward to board members any abusive, threatening, or otherwise inappropriate materials.

Directors’ Attendance at Annual General Meetings of Shareholders

      Although we do not have a formal policy regarding attendance by members of the Board at our Annual General Meeting of Shareholders, we encourage directors to attend. In 2003, one of our directors attended our Annual General Meeting of Shareholders.

PROPOSAL THREE

RATIFICATION AND APPROVAL OF COMPENSATION FOR
CHIEF EXECUTIVE OFFICER

Background

      Pursuant to Israel’s Companies Law, our shareholders must approve the compensation terms of any executive officer who also serves as a director. Mr. Erez Lorber was appointed our Chief Executive Officer as of January 1, 2004, and is also a director nominee at this Annual General Meeting. Accordingly, assuming Mr. Lorber is elected to the Board at this Annual General Meeting, his compensation is subject to shareholder approval.

Proposal

      Based on considerations which are discussed in more detail in the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” in this Proxy Statement, the Compensation Committee recommended, to both the Audit Committee and the Board, that Mr. Lorber’s salary for fiscal 2004 be set at $230,000 per year with a bonus of up to $137,000 if he were to meet certain performance targets. Based on this recommendation, both the Audit Committee and, subsequently, the Board approved Mr. Lorber’s compensation for fiscal 2004. The Compensation Committee and the Audit Committee of the Board believe that the compensation set for Mr. Lorber is reasonable.

      For a detailed description of the compensation paid to all the Company’s executive officers during the fiscal year ended December 31, 2003, please see the report of the Compensation Committee in this Proxy Statement.

Vote Required

      The affirmative vote of the holders of a majority of the Ordinary Shares present at the Annual General Meeting, in person or by proxy, entitled to vote and voting thereon at the Annual General Meeting is required for the approval of the compensation terms for Mr. Lorber as set forth above.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE COMPENSATION TERMS FOR MR. LORBER AS SET FORTH ABOVE.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board has selected Grant Thornton, LLP (“Grant Thornton”), as independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004, and to serve as auditors, within the meaning of the Israel’s Companies Law.

Former Independent Auditors

      For the fiscal year ended December 31, 2003, Ernst & Young LLP audited the financial statements of the Company. Ernst & Young had served as the Company’s independent auditors since the Company’s inception in August 1995. On April 21, 2004, the Audit Committee of the Company accepted Ernst & Young’s resignation, effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Ernst & Young’s resignation was due to preliminary discussions they were entering into with the Company, with respect to a potential licensing transaction. The Ernst & Young LLP report on the financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst &

Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Fees Paid to Independent Auditors

      The following table summarizes the aggregate fees billed to the Company by its former independent auditor Ernst & Young LLP, the member firms of Ernst & Young Global, and their respective affiliates (collectively, “Ernst & Young Entities”) for services rendered to the Company’s in its last two fiscal years:

	2003	2002

Audit Fees	$240,000	$199,000
Audit-Related Fees	24,000	256,000
Tax Fees	166,000	147,000
All Other Fees	198,000	367,000

Total	$628,000	$969,000

      Audit Fees. This category includes the audit of BackWeb’s annual financial statements and review of financial statements included in BackWeb’s Quarterly Reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and statutory audits.

      Audit-Related Fees. This category consists of assurance and related services by the Ernst & Young Entities that are reasonably related to the performance of the audit or review of BackWeb’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category related to preparation of financial statements in the Company’s international subsidiaries and other local compliance activities.

      Tax Fees. This category consists of professional services rendered by Ernst & Young Entities for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

      All Other Fees. This category consists of the aggregate fees billed for professional services rendered by Ernst & Young Entities, other than the services reported above. The services for the fees disclosed under this category include liquidation services for certain international subsidiaries, as well as other consulting services unrelated to audit and tax services.

Pre-Approval Process for Auditor Services

      The services performed by the Ernst & Young Entities in 2003 were pre-approved in accordance with the pre-approval procedures adopted by the Audit Committee, with the exception of certain limited payroll tax work in the United Kingdom for the Company’s subsidiary located in the United Kingdom, which work was approved by the Audit Committee at its January 27, 2004 meeting. All requests for audit, audit-related, tax, and other services must be submitted to the Audit Committee for pre-approval with an estimate of fees for the services. Pre-approval is generally provided at regularly scheduled meetings.

Ratification of Independent Auditors

      The Board is seeking (i) ratification by the shareholders for the Audit Committee’s selection and appointment of Grant Thornton as the independent auditors of the Company for the fiscal year ending December 31, 2004, and (ii) the authorization by the shareholders for the Audit Committee to enter into an agreement to pay the fees of Grant Thornton as independent auditors of the Company on customary terms. Shareholder ratification of the Company’s independent public accountants, including the authorization for the Audit Committee to enter into an agreement for their fees, is required under Israel’s Companies Law.

      If the shareholders do not approve the selection of Grant Thornton, the Audit Committee will reconsider its selection. Representatives of Grant Thornton are expected to be present at this Annual General Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Vote Required

      The affirmative vote of the holders of a majority of the Ordinary Shares present at the Annual General Meeting, in person or by proxy, entitled to vote and voting thereon at the Annual General Meeting is required for the ratification and approval of the appointment of Grant Thornton and the authorization of the Audit Committee to enter into an agreement with Grant Thornton with respect to its fees.

      THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004, AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO ENTER INTO AN AGREEMENT TO PAY THE FEES OF THE INDEPENDENT AUDITORS.

OTHER INFORMATION

Executive Officers

      Biographical information for the current executive officers of the Company is set forth below. Executive officers are designated as such and serve at the discretion of the Board, and until their successors have been duly elected and qualified, unless sooner removed by the Board.

Name	Age	Position

Erez Lorber	39	Chief Executive Officer
Michael A. Morgan	41	Chief Financial Officer
Patrick Williams	41	Vice President, Worldwide Sales

      Erez Lorber became the Company’s Chief Executive Officer as of January 1, 2004. Prior to that, he served as the Company’s Vice President, Worldwide Sales and Business Development from October 2002 through December 2003. From May 2000 to September 2002, he served as the Company’s Vice President, Business Development. Prior to joining BackWeb, from December 1998 to May 2002, Mr. Lorber was CEO and President of HERMES Softlab USA, Inc., a U.S.-based subsidiary of HERMES Softlab d.d., a system management, storage and telecommunications company. From January 1997 to December 1998, Mr. Lorber served as Managing Director of Deloitte Touche Information Technology Israel Ltd., a systems consultant and integrator. From 1991 to December 1996, Mr. Lorber served as Chairman and Managing Director for Madei Taas Industrial Controls Ltd., an Israeli-based industrial controls firm, which he founded and owns and where he continues to serve as Chairman to the present. In addition, Mr. Lorber served in the Israel Defense Forces where he attained the rank of captain. Mr. Lorber holds a Bachelor of Arts degree from Temple University and a Master of Business Administration degree from Tel Aviv University.

      Michael A. Morgan has served as our Chief Financial Officer since August 2002. From August 1999 through April 2002, Mr. Morgan served as Vice President, Finance and Administration and Chief Financial Officer at Talarian Corporation, an infrastructure software company that was acquired by TIBCO Software, Inc., a provider of business integration and optimization software, in April 2002. From May 1991 to July 1999, Mr. Morgan served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of Enlighten Software Solutions, Inc., a systems management software company. From October 1987 to April 1991, Mr. Morgan served in various positions at KPMG LLP, a public accounting firm. Mr. Morgan holds a Bachelor of Science degree in business administration and accounting from San Jose State University and is a certified public accountant in California.

      Patrick Williams has served as our Vice President, Worldwide Sales since March 2004. From April 2003 through January 2004, Mr. Williams served as Vice President of U.S. Sales for Recruitsoft, a provider of enterprise staffing management solutions. From March 2000 through August 2001, Mr. Williams served as

Vice President of Worldwide Sales for Promptu, a provider of hosted e-business marketing and sales solutions. From July 1998 through February 2000, Mr. Williams was Vice President of Enterprise Sales for ProBusiness, a provider of integrated HR outsourcing solutions. Prior to that, Mr. Williams held sales management positions at technology companies such as 3COM, Hewlett Packard, and Cellnet Data Systems. Mr. Williams holds a Bachelor of Science in Mechanical Engineering from the University of Texas at Austin.

Security Ownership of Certain Beneficial Owners and Management

      The following table shows the amount of our Ordinary Shares beneficially owned, as of the July 2, 2004, by (i) persons known by us (based upon Securities and Exchange Commission (“SEC”) filings) to own 5% or more of our Ordinary Shares, (ii) each Named Executive Officer listed in the Summary Compensation table below, (iii) our directors and director nominees, and (iv) our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

      Except as indicated below, the address for each listed director and executive officer is c/o BackWeb Technologies Ltd., 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092, Israel. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. The number of Ordinary Shares outstanding used in calculating the percentages in the table below includes the Ordinary Shares underlying options or warrants held by such person that are exercisable within 60 days of July 2, 2004, but excludes Ordinary Shares underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 40,710,414 Ordinary Shares outstanding as of July 2, 2004.

	Number of	Percentage of
	Ordinary Shares	Ordinary Shares
Beneficial Owner	Beneficially Owned	Beneficially Owned

5% or More Shareholders
EliBarkat Holdings Ltd.(1)	3,352,342	8.2%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
Yuval 63 Holdings (1995) Ltd.(2)	3,352,342	8.2%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
NirBarkat Holdings Ltd.(3)	3,352,342	8.2%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
Named Executive Officers, Directors, and Director Nominees
Erez Lorber(4)	332,006	*
Michael A. Morgan(5)	135,000	*
Eli Barkat(6)	5,001,473	12.0%
Charles Federman(7)	281,385	*
William L. Larson(8)	53,923	*
Isabel Maxwell(9)	16,562	*
Gil Shwed(10)	92,812	*
Uday Bellary	—	*
Amir Makleff	—	*
Executive officers and current directors as a group (8 persons)(11)	5,913,161	13.9%

*	Less than 1%

(1)	Eli Barkat substantially controls the voting power of EliBarkat Holdings Ltd. The shares listed in the table above for EliBarkat Holdings Ltd. do not include (i) 548,131 Ordinary Shares owned directly by Mr. Barkat, (ii) 1,000 Ordinary Shares owned directly by Mr. Barkat’s wife, with respect to which he disclaims beneficial ownership, (iii) and 606,592 Ordinary Shares held by BRM Technologies Ltd. in which EliBarkat Holdings Ltd. is a shareholder, with respect to which shares Mr. Barkat and EliBarkat Holdings Ltd. disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(2)	Yuval Rakavy, a former BackWeb director, owns substantially all of the equity and voting power of Yuval Rakavy Ltd., the parent company of Yuval 63 Holdings (1995) Ltd. The shares listed in the table above for Yuval 63 Holdings (1995) Ltd. do not include 606,592 Ordinary Shares held by BRM Technologies Ltd. in which Yuval 63 Holdings (1995) Ltd. is a shareholder, with respect to which shares Mr. Rakavy and Yuval 63 Holdings (1995) Ltd. disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(3)	Nir Barkat, a former BackWeb director, owns substantially all of the equity and voting power of Nir Barkat Ltd., the parent company of NirBarkat Holdings Ltd. Nir Barkat is the brother of Eli Barkat, our Chairman and former Chief Executive Officer. The shares listed in the table above for Nir Barkat Ltd. do not include 606,592 Ordinary Shares held by BRM Technologies Ltd. in which Nir Barkat Ltd. is a shareholder, with respect to which shares Mr. Barkat and Nir Barkat Ltd. disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(4)	The shares listed in the table above for Mr. Lorber include options to purchase 319,375 Ordinary Shares that are exercisable within 60 days of July 2, 2004.

(5)	The shares listed in the table above for Mr. Morgan include options to purchase 125,000 Ordinary Shares that are exercisable within 60 days of July 2, 2004.

(6)	The shares listed in the table above for Eli Barkat include 3,352,342 Ordinary Shares held by EliBarkat Holdings Ltd., an entity substantially controlled by Eli Barkat, 1,000 Ordinary Shares owned directly by Mr. Barkat’s wife, with respect to which he disclaims beneficial ownership, and options to purchase 1,100,000 Ordinary Shares that are exercisable within sixty days of July 2, 2004.

(7)	The shares listed in the table above for Mr. Federman include options to purchase 52,812 Ordinary Shares that are exercisable within 60 days of July 2, 2004.

(8)	The shares listed in the table above for Mr. Larson consist of options to purchase Ordinary Shares that are exercisable within 60 days of July 2, 2004.

(9)	The shares listed in the table above for Ms. Maxwell consist of options to purchase Ordinary Shares that are exercisable within 60 days of July 2, 2004.

(10)	The shares listed in the table above for Mr. Shwed consist of options to purchase Ordinary Shares that are exercisable within 60 days of July 2, 2004.

(11)	The shares listed in the table above for our executive officers and directors as a group include options to purchase 1,760,484 Ordinary Shares that are exercisable within 60 days of July 2, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, requires the Company’s executive officers and directors and persons who own more than 10 percent of the Company’s Ordinary Shares to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than 10 percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 2003, all filing requirements applicable to its executive officers, directors and 10 percent shareholders were met, except for a late filing of a Form 4 by each of Messrs. Federman and Shwed and Ms. Maxwell, relating to an option grant in July 2003 that the Company made to each of its non-employee directors following the 2003 Annual General Meeting of Shareholders, and a late filing of a Form 4 by Mr. Morgan relating to an option grant in October 2003.

Certain Relationships and Related Transactions

Stock Option Loans

      In March 1999, prior to its initial public offering, the Company made loans to some of its executive officers to allow these executive officers to exercise options to purchase Ordinary Shares of the Company. Each loan was evidenced by a full recourse promissory note with an interest rate of 5.25% compounded annually. Each note was secured by the Ordinary Shares acquired by the executive officers as a result of the option exercise. Generally, each note was to be repaid in equal installments over a four-year period that coincided with the vesting schedule for the options. Each payment was to consist of one-quarter of the outstanding principal, plus all accrued unpaid interest as of the date of payment. Payments were due on each anniversary date of vesting schedule of the underlying options. The Company’s only executive officer remaining with the Company as of December 31, 2003 to whom such loan was made was Eli Barkat. During the year ended December 31, 2003, the largest amount of Mr. Barkat’s indebtedness was $533,368, including interest. Mr. Barkat paid the last installment of his loan in 2003, and such loan has been fully repaid.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal years 2003, 2002, and 2001, by our former Chief Executive Officer, our current Chief Executive Officer, and the Company’s one other executive officer who was serving as an executive officer of the Company as of December 31, 2003 (collectively, referred to “Named Executive Officers” in this Proxy Statement):

Summary Compensation Table

						Long Term
						Compensation
		Annual Compensation				Awards

					Other Annual	Securities
					Compensation	Underlying
Name and Principal Position		Salary($)		Bonus($)	($)(4)	Options(#)

Eli Barkat	2003	259,200		85,000	0	0
Chairman and former Chief	2002	281,264		0	0	725,000
Executive Officer	2001	144,000	(1)	0	0	225,000
Erez Lorber(2)	2003	193,500		25,755	69,600	400,000
Chief Executive Officer	2002	199,771		29,812	19,377	37,500
	2001	215,000		142,273	7,200	275,000
Michael A. Morgan(3)	2003	190,000		41,120	0	40,000
Chief Financial Officer	2002	69,910		12,380	0	250,000
	2001	—		—	—	—

(1)	Mr. Barkat’s base salary for 2001 was $288,000. However, Mr. Barkat voluntarily relinquished the balance of his 2001 base salary as of July 1, 2001. The base salary set forth in the table above for 2001 reflects only base salary actually paid to Mr. Barkat by the Company.

(2)	Mr. Lorber succeeded Mr. Barkat as Chief Executive Office in January 2004. Prior to that, Mr. Lorber served as Vice President, Worldwide Sales and Business Development from October 2002 through December 2003. From May 2000 to September 2002, Mr. Lorber served as our Vice President, Business Development.

(3)	Mr. Morgan joined BackWeb in August 2002.

(4)	The “Other Annual Compensation” paid to Mr. Lorber were commissions.

Stock Option Grants in Last Fiscal Year

      The following table presents each grant of stock options to each of our Named Executive Officers under our 1996 Israel Stock Option Plan and 1998 United States Stock Option Plan (collectively, the “Option Plans”) during the fiscal year ended December 31, 2003, including the potential realizable value of the options at assumed 5% and 10% annual rates of appreciation over the term of the option, compounded annually. These rates of returns are mandated by the rules of the SEC and do not represent our estimate or projections of our future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of our Ordinary Shares. No stock appreciation rights were granted during this period.

      Percentages shown under “Percent of Total Options Granted to Employees in Fiscal Year” are based on an aggregate of 1,191,388 options granted to employees of the Company under the Option Plans during the fiscal year ended December 31, 2003.

      The exercise price of each option was equal to the closing sale price of our Ordinary Shares as quoted on the Nasdaq SmallCap Market the day before the date of grant. The exercise price for an option may be paid in cash, check, in shares of our Ordinary Shares valued at fair market value on the exercise date, a reduction in Company liability to the optionee or any combination of these methods of payment.

						Potential Realizable
						Value at Assumed
	Number of	Percent of				Annual Rates of Stock
	Securities	Total Options				Price Appreciation for
	Underlying	Granted to	Exercise or			Option Term
	Options	Employees in	Base Price		Expiration
Name	Granted(#)	Fiscal Year	($/Share)	Grant Date	Date	5%	10%

Eli Barkat	0	—	$—	—	—	$—	$—
Erez Lorber	400,000	33.6%	$1.15	10/25/03	10/25/10	$187,266	$436,410
Michael A. Morgan	40,000	3.4%	$1.15	10/25/03	10/25/10	$18,727	$43,641

      The options shown on the table above have a term of seven years and vest as to 25% of the Ordinary Shares subject to the option on the first anniversary of the grant date and as to  1/48 of the Ordinary Shares subject to the option each month thereafter until the option is fully vested four years from the grant date. Mr. Lorber’s grant was contingent on his accepting and assuming the position of Chief Executive Officer on January 1, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

      None of the Named Executive Officers exercised any of his options during the fiscal year ended December 31, 2003. The following table sets forth the number and value of securities underlying unexercised options held by each of the Named Executive Officers as of December 31, 2003.

      Amounts shown under the column “Value of Unexercised In-the-Money Options at Fiscal Year End” are based on the fair market value, i.e. the closing sale price, of our Ordinary Shares as quoted on the Nasdaq SmallCap Market on December 31, 2003 (which was $1.30 per Ordinary Share), less the exercise price payable for such Ordinary Shares.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Eli Barkat	0	$0	842,187	857,813	$29,109	$22,641
Erez Lorber	0	$0	281,874	565,626	$84,687	$167,688
Michael A. Morgan	0	$0	83,333	206,667	$88,333	$182,667

Employment Agreements and Change of Control Arrangements

      None of the Named Executive Officers has an employment agreement with us.

      Mr. Lorber’s offer letter with respect to the Chief Executive Officer position states that in the event that we terminate his employment without cause, Mr. Lorber will receive six (6) months’ base pay as a severance package. In the event that we are acquired by merger, consolidation, or an asset sale and a comparable position is not available in the new company, the vesting period for any unvested options held by Mr. Lorber will automatically accelerate to be 100% vested as of the date of the closing of any such transaction.

      Mr. Morgan’s initial employment offer letter states that in the event that the Company is acquired by merger, consolidation, or an asset sale and a comparable position is not available in the new company, the vesting period for any unvested options held by Mr. Morgan will automatically accelerate to be 100% vested as of the date of the closing of any such transaction.

Compensation Committee Interlocks and Insider Participation

      Messrs. Federman and Larson are members of the Compensation Committee of our Board of Directors. Neither has ever been one of our officers or employees nor during the past fiscal year had any other interlocking relationships as defined by the SEC. None of our executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board is providing the following report on executive compensation in accordance with the rules and regulations of the SEC. This report outlines the policies of the Compensation Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers, and the basis on which the 2003 compensation for the Company’s Chief Executive Officer was determined.

      The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

General

      The Compensation Committee’s functions include:

•	determining all forms of compensation of the Company’s Chief Executive Officer;

•	reviewing and approving all forms of compensation for the other executive officers, including salary, bonuses and stock options;

•	consulting with management regarding compensation and benefits for non-executive officers and other employees; and

•	overseeing our compensation and benefits policies generally.

Compensation Policies

      The Company’s executive compensation policies have two principal goals: (1) attracting, rewarding and retaining executives, and (2) motivating executives to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, the Compensation Committee’s objectives are to:

•	offer compensation opportunities that attract and retain executives whose abilities are critical to the Company’s long-term success and motivate individuals to perform at their highest level;

•	tie in a significant portion of the executive’s total compensation to achievement of financial, organizational, management and personal performance goals; and

•	reward outstanding individual performance by an executive officer that contributes to the Company’s long-term success.

Compensation of Executive Officers Generally

      The Company’s compensation program for its executives emphasizes variable compensation, primarily through grants of short- and long-term performance-based incentives. Executive compensation generally consists of the following: (i) base salary; (ii) incentive bonuses; and (iii) long-term equity incentive awards in the form of stock option grants. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements.

      Base Salary. Base salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Board (through the Compensation Committee or in its entirety) believes reflect market salaries for similar executive officers at comparable companies. Commercially available compensation surveys are used to determine that such range is at or near the levels paid by comparable companies engaged in the software industry and located within comparable geographical locations. The Board does not use formulas but instead exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to the Company’s success, experience and ability, past short-term and long-term job performance and salary history. In addition, in reviewing executive salaries generally and in setting the salary of the Chief Executive Officer, the Compensation Committee generally takes into account the Company’s past financial performance and future expectations, as well as changes in the executives’ responsibilities.

      Incentive Bonuses. The Compensation Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year and to bring the total cash-based compensation to market levels. A portion of these bonuses are awarded if the Company achieves or exceeds certain corporate performance objectives and a portion of these bonuses are awarded if the executive achieves or exceeds certain personal goals.

      Equity Incentives. Stock options are used by the Company as long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individuals’ actual and/or potential contributions to the Company and the Company’s financial performance. Stock options are designed to align the interests of the Company’s executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of its Ordinary Shares, and hence, the shareholders’ return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. The Committee recommended and the Board approved option grants in connection with certain incentive programs for the Company’s executive officers as described more fully in the section “Stock Option Grants in Last Fiscal Year” in this Proxy Statement.

Compensation of the Chief Executive Officer

      The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance, its expectation of his future contributions to the Company’s performance and the compensation paid to chief executive officers of comparable companies. Eli Barkat served as the Company’s Chief Executive Officer in 2003. In 2003, Mr. Barkat received a base salary of $259,200. Mr. Barkat was awarded a performance bonus of $85,000 for services rendered in fiscal 2003. Such performance bonus was based upon partial achievement of both corporate and personal goals during fiscal 2003. Mr. Barkat resigned as Chief Executive Officer effective December 31, 2003.

      Effective January 1, 2004, Erez Lorber was appointed Chief Executive Officer of the Company. For 2004, the Compensation Committee recommended, and the Audit Committee and Board have approved, setting the base salary of Mr. Lorber to be $230,000, with the potential for a bonus of up to $137,000. A portion of this bonus is awarded if the Company achieves or exceeds certain corporate performance objectives and a portion of this bonus is awarded if Mr. Lorber achieves or exceeds certain personal goals. The Compensation Committee believes the compensation to be paid to Mr. Lorber for 2004 is reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

      Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer or any of its other four most highly compensated executive officers in a single year. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, may be appropriate in the future.

SUBMITTED BY THE COMPENSATION COMMITTEE

Charles Federman
William L. Larson

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of the Company’s Board is providing the following report in accordance with the rules and regulations of the SEC. The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Audit Committee Membership

      The Audit Committee of our Board of Directors consists of three members who are not our employees or employees of our subsidiaries. Each of the members of the Audit Committee qualifies as an “independent” director under the applicable listing standards of the Nasdaq Stock Market. The members of the Audit Committee for fiscal 2003 prior to July 2003 were Joseph Gleberman, Gil Shwed and Isabel Maxwell. After the Annual General Meeting of Shareholders in July 2003, William L. Larson replaced Mr. Gleberman on the Audit Committee. At this Annual General Meeting, subject to shareholder approval, Uday Bellary will replace Mr. Larson on the Audit Committee. In addition, Mr. Shwed will retire from our Board following this Annual General Meeting.

Role of the Audit Committee

      The purpose of the Audit Committee is to assist the Board of Directors in its oversight of our accounting and financial reporting processes, the audits of our financial statements, and our system of internal controls. The Audit Committee’s primary responsibilities are to:

•	appoint, compensate, and oversee the work of the independent auditor;

•	review the independent auditor’s activities, performance, independence and fee arrangements;

•	request certain information from, and discuss certain matters with, the independent auditor as required by applicable accounting standards; and

•	review with management, before release, our audited annual financial statements and unaudited interim financial statements, including the “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” section of our annual report on Form 10-K and quarterly reports on Form 10-Q.

      Management is responsible for: (i) the preparation and presentation of our financial statements; (ii) our accounting and disclosure principles; and (iii) our internal controls over financial reporting designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, our independent auditor for fiscal 2003, was responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States.

Review of Audited Financial Statements for Fiscal Year ended December 31, 2003

      Our Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young, our former independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has also received written disclosures and the letter from Ernst & Young as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young their independence from us.

      Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors, and it approved and ratified, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC.

      Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young was in fact “independent.”

SUBMITTED BY THE AUDIT COMMITTEE

William Larson
Gil Shwed
Isabel Maxwell

STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on the Company’s Ordinary Shares with the cumulative total return on The Nasdaq Composite Index and the Nasdaq Computer & Data Processing Stocks Index. The period shown commences on June 11, 1999, the date that the Company’s Ordinary Shares were first traded on a public market. The graph assumes an investment of $100.00 on June 11, 1999. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Ordinary Shares.

	6/11/1999	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

BackWeb	$100.00	$351.04	$56.25	$11.25	$1.92	$10.83
Nasdaq Computer & Data Processing Stocks Index	100.00	204.70	93.92	75.62	52.15	68.70
Nasdaq Stock Market (U.S.)	100.00	166.73	100.55	79.77	55.15	82.45

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, this Comparative Performance Graph shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the 2005 Annual General Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by the Secretary of the Company at the Company’s principal executive offices in Israel or at the offices of the Company’s U.S. subsidiary not later than March 15, 2005 Stockholders wishing to bring a proposal before our 2005 Annual General Meeting of Shareholders (but not include it in our proxy materials) must provide written notice of the proposal to the Secretary of the Company at the Company’s principal executive offices in Israel or at the offices of the Company’s U.S. subsidiary not later than May 30, 2005. In order to curtail controversy as to the date upon which such written notice is received by the Company or its U.S. subsidiary, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested, or a similar method which confirms the date of receipt.

OTHER PROPOSED ACTION

      The Board is not aware of any other matters to be presented at the meeting.

FOR THE BOARD OF DIRECTORS,

Eli Barkat,
Chairman

Dated: July 13, 2004

Rosh Ha’ayin, Israel

BACKWEB TECHNOLOGIES LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS, AUGUST 10, 2004

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BACKWEB TECHNOLOGIES LTD.

PROXY

The undersigned shareholder revokes all previous proxies, acknowledges receipt of the notice of the Annual General Meeting of Shareholders to be held August 10, 2004 and the Proxy Statement related thereto and appoints Erez Lorber and Michael A. Morgan, and each of them, with full power of substitution, the proxy of the undersigned, with full power of substitution, to vote all Ordinary Shares of BackWeb Technologies Ltd. which the undersigned is entitled to vote, either on his own behalf or on behalf of an entity or entities, at the Annual General Meeting of Shareholders of the Company to be held at 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092, Israel on August 10, 2004 at 4:00 p.m., local time, and at any adjournment or postponement thereof.

I hereby vote my Ordinary Shares of BackWeb Technologies Ltd. as specified on the reverse side of this card.

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☑	Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposals No. 1, 2, 3 and 4 if no specification is made. In addition, unless the undersigned has marked YES next to Item 5 below, the undersigned confirms that he is NOT a controlling shareholder of the Company.

		FOR	WITHHOLD AUTHORITY
1.	Election of three directors, each to serve for the term stated below or until their successors are duly elected and qualified
	Uday Bellary – Class I director (term through the 2006 Annual General Meeting of Shareholders)	☐	☐
	Charles Federman – Class II director (term through the 2007 Annual General Meeting of Shareholders)	☐	☐
	Erez Lorber – Class II director (term through the 2007 Annual General Meeting of Shareholders)	☐	☐

		FOR	WITHHOLD AUTHORITY
2.	Election of Outside Director
	Amir Makleff	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of compensation for Chief Executive Officer as described in the Proxy Statement from the Company	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Ratification of Audit Committee selection and appointment of Grant Thornton as independent auditors for the 2004 fiscal year.	☐	☐	☐

		YES	NO
	I am a controlling shareholder of the Company	☐	☐

Signature(s):	Date:

Note: Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.